Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Scott Blake	Darcy Reese
Director, Media Relations	Vice President, Investor Relations
614/716-1938	614/716-2614

AEP Reports Third-Quarter 2025 Operating Earnings,
Updated Capital Plan Drives New Long-Term Growth Rate

•Five-year, $72 billion capital plan supported by 28 GW of new load backed by customer agreements
•Robust capital plan enables new 7-9% long-term operating earnings growth rate through 2030
•Rate base expected to increase at a 10% compounded annual growth rate to $128 billion by 2030
•Third-quarter 2025 GAAP earnings of $1.82 per share; operating earnings of $1.80 per share
•AEP expects full-year 2025 operating earnings in the upper half of its guidance range: $5.75 to $5.95 per share

COLUMBUS, Ohio, October 29, 2025 - American Electric Power (Nasdaq: AEP) today reported third-quarter 2025 GAAP earnings of $972 million or $1.82 per share, compared with GAAP earnings of $960 million or $1.80 per share in third-quarter 2024. Operating earnings for third-quarter 2025 were $963 million or $1.80 per share, compared with operating earnings of $985 million or $1.85 per share in third-quarter 2024. See the detailed GAAP to operating earnings reconciliation at the end of this press release. AEP reaffirms its 2025 operating earnings guidance range of $5.75 to $5.95 per share and expects results to be in the upper half of the range.
AEP today announced a new, increased long-term operating earnings growth rate of 7-9% over the next five years, bolstered by a $72 billion capital plan and supported by an expected 10% annual growth in rate base. During the first two years of the company’s plan, annual operating earnings growth is anticipated to be in the lower half of the range and at or above the high end of the range in 2028-2030. As infrastructure projects are put into service to meet customer demand, AEP expects operating earnings per share to increase at a 9% compounded annual growth rate over the five-year period. The rapidly accelerating load growth also supports AEP’s 2026 operating earnings guidance of $6.15 to $6.45 per share.

Infrastructure for the Future
AEP’s revised capital plan is based on customer commitments and the infrastructure needed to meet unprecedented power requirements, driven by large load customers including data centers and industrials. The confidence in the 28 gigawatts (GW) of load additions by 2030, up 4 GW since July 2025, is backed by Electric Service Agreements or Letters of Agreement and is supported by an additional 190 GW of load requests at various stages of development. The capital plan is one of the largest in the industry and is enabled by the company’s attractive service territory and the nation’s largest transmission system.
AEP’s peak system demand is expected to surge to 65 GW by 2030, up from a current peak of 37 GW, highlighting the robust long-term growth that the company is experiencing across its service territory. To meet this opportunity, the company is investing $30 billion in transmission assets in the new capital plan. AEP’s pioneering transmission work, including developing the nation’s largest 765-kilovolt transmission network, has played a significant role in securing customers who need reliable delivery of large load power.
AEP also plans to invest more than $20 billion in generation resources across the service territory in the next five years to meet the demands of customers in fast-growing regions. Nearly a quarter of the capital plan – $17 billion – is dedicated to AEP’s distribution network as the company builds on system enhancement programs.
“As one of the largest utilities in the nation, we are using our scale to ensure we can deliver the power our customers need. We are utilizing our position as a leading transmission owner, our experience building distribution and our success in securing critical infrastructure for generation and additional high voltage equipment to meet the needs of our customers over the next five years,” said Bill Fehrman, AEP chairman, president and chief executive officer.
Effectively Managing Growth

Maintaining affordability has been a key priority. AEP is leading the way to implement new tariff structures across the states it serves that require customers with large power demands to make financial commitments based on their load forecasts. Operating companies have taken significant steps to ensure that costs of serving large load customers are allocated fairly and the right investments are made to support the long-term interests of all customers. Additionally, AEP is utilizing mechanisms like securitization, focusing on cost management, and allocating capital efficiently in support of continued growth.
“Listening to our regulators, policymakers and customers has been critical to improving regulatory and legislative outcomes. I am encouraged by the progress we have made this year and look forward to working together as we develop solutions to meet the needs of our customers and the generational opportunities ahead of us,” Fehrman concluded.

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third Quarter Ended September 30,			Year-to-Date Ended September 30,
	2024	2025	Change	2024	2025	Change
Revenue ($ in millions):	5,420.1	6,010.4	590.3	15,025.0	16,560.7	1,535.7
Earnings ($ in millions):
GAAP	959.6	972.0	12.4	2,303.0	2,998.0	695.0
Operating (non-GAAP)	985.4	962.9	(22.5)	2,317.8	2,551.9	234.1

EPS ($):
GAAP	1.80	1.82	0.02	4.35	5.61	1.26
Operating (non-GAAP)	1.85	1.80	(0.05)	4.38	4.78	0.40
EPS based on 535 million shares 3Q 2025, 532 million shares 3Q 2024.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	3Q 24	3Q 25	Change	YTD 24	YTD 25	Change
Vertically Integrated Utilities (a)	571.5	578.2	6.7	1,198.0	1,335.0	137.0
Transmission & Distribution Utilities (b)	245.2	267.6	22.4	542.3	656.1	113.8
AEP Transmission Holdco (c)	214.7	199.9	(14.8)	624.1	1,012.9	388.8
Generation & Marketing (d)	93.3	44.3	(49.0)	226.1	208.8	(17.3)
All Other	(165.1)	(118.0)	47.1	(287.5)	(214.8)	72.7
Total GAAP Earnings	959.6	972.0	12.4	2,303.0	2,998.0	695.0

Operating Earnings (non-GAAP)	3Q 24	3Q 25	Change	YTD 24	YTD 25	Change
Vertically Integrated Utilities (a)	572.4	573.5	1.1	1,117.5	1,220.1	102.6
Transmission & Distribution Utilities (b)	245.2	259.1	13.9	610.8	675.5	64.7
AEP Transmission Holdco (c)	214.7	199.9	(14.8)	632.3	659.0	26.7
Generation & Marketing (d)	99.2	48.4	(50.8)	225.6	216.4	(9.2)
All Other	(146.1)	(118.0)	28.1	(268.4)	(219.1)	49.3
Total Operating Earnings (non-GAAP)	985.4	962.9	(22.5)	2,317.8	2,551.9	234.1

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes transmission-only subsidiaries and transmission-only joint ventures
d.Includes marketing, risk management and retail activities in ERCOT, MISO, PJM and SPP, and competitive generation in PJM.

EARNINGS GUIDANCE
AEP confirmed its 2025 operating earnings guidance range of $5.75 to $5.95 per share, guiding to the upper half of the range. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures, mark-to-market impacts or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for 2025 earnings guidance.

Reflecting certain items recorded through the third quarter, the estimated earnings per share on a GAAP basis would be $6.58 to $6.78 per share. See the table below for a full reconciliation of 2025 earnings guidance.

2025 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$6.58	to	$6.78

Mark-to-market impact of commodity hedging activities		0.01

Sale of AEP OnSite Partners		0.02

Impact of Ohio Legislation		0.04

FERC NOLC Order		(0.90)

Operating EPS Guidance	$5.75	to	$5.95

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding certain items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans. A full reconciliation of GAAP earnings to operating earnings for the quarter and year to date is included in the tables at the end of this news release.
ABOUT AEP
American Electric Power (Nasdaq: AEP) is committed to improving our customers' lives with reliable, affordable power. We expect to invest $72 billion from 2026 through 2030 to enhance service for customers and support the growing energy needs of our communities. Our nearly 17,000 employees operate and maintain the nation's largest electric transmission system with 40,000 line miles, along with more than 252,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 30,000 megawatts of diverse owned and contracted generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.
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This report made by the Registrants contains forward-looking statements, and for the Registrants other than Parent, this report contains forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Many forward-looking statements appear in “Part I – Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this quarterly report, but there are others throughout this document which may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue” and similar expressions, and include statements reflecting future results or guidance and statements of outlook. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements in this document are presented as of the date of this document. Except to the extent required by applicable law, management undertakes no obligation to update or revise any forward-looking statement. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global conflicts and trade tensions, and the adoption or expansion of economic sanctions, tariffs, trade restrictions or changes in trade policy; inflationary or deflationary interest rate trends; new legislation adopted in the states in which we operate that alters the regulatory framework or that prevents the timely recovery of costs and investments; volatility and disruptions in financial markets precipitated by any cause, including fiscal and monetary policy or instability in the banking industry; particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly (a) if expected sources of capital such as proceeds from the sale of tax credits and anticipated securitizations do not materialize or do not materialize at the level anticipated, and (b) during periods when the time lag between incurring costs and recovery is long and the costs are material; changing demand for electricity, including large load contractual commitments for interconnection; the risks and uncertainties associated with wildfires, including damages caused by wildfires, the extent of each Registrant’s liability in connection with wildfires, investigations and outcomes associated with legal proceedings, demands or similar actions, inability to recover wildfire costs through insurance or through rates and the impact on financial condition and the reputation of each Registrant; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, hurricanes, wildfires and drought conditions that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters, wildfires or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; the ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generation (including from renewable sources), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) to meet the demand for electricity at acceptable prices and terms, including favorable tax treatment, cost caps imposed by regulators and other operational commitments to regulatory commissions and customers for generation projects, to recover all related costs and to earn a reasonable rate of return; the disruption of AEP’s business operations due to impacts of economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by pandemics, natural disasters or other events; construction and development risks associated with the completion of the 2026-2030 capital investment plan, including shortages or delays in labor, materials, equipment or parts; prolonged or recurring U.S. federal government shutdowns could adversely affect our operations, regulatory approvals, and financial performance and could cause volatility in the capital markets which may interrupt our access to capital; new legislation, litigation or government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or modified requirements related to emissions of sulfur, nitrogen, mercury, carbon, soot or PM and other substances that could impact the continued operation, cost recovery and/or profitability of generation plants and related assets; the impact of tax legislation or associated Department of Treasury guidance, including potential changes to existing tax incentives, on capital plans, results of operations, financial condition, cash flows or credit ratings; the risks before, during and after generation of electricity associated with the fuels used or the by-products and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage and recover operation, maintenance and development project costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; the ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including development, adoption, and use of artificial intelligence by us, our customers and our third party vendors and evolving expectations related to environmental, social and governance concerns; changes in utility regulation and the allocation of costs within RTOs including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by the pension, OPEB and nuclear decommissioning trust funds and a captive insurance entity and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, cybersecurity threats, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; or the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Third Quarter of 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		578.2	267.6	199.9	44.3	(118.0)	972.0	$1.82

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(4.7)	—	—	4.1	—	(0.6)	—
Impact of Ohio Legislation	(d)	—	(8.5)	—	—	—	(8.5)	(0.02)
Total Adjustments		(4.7)	(8.5)	—	4.1	—	(9.1)	$(0.02)

Operating Earnings (Loss) (non-GAAP)		573.5	259.1	199.9	48.4	(118.0)	962.9	$1.80

Financial Results for the Third Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		571.5	245.2	214.7	93.3	(165.1)	959.6	$1.80

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	0.9	—	—	5.9	—	6.8	0.01
SEC Matter Loss Contingency	(e)	—	—	—	—	19.0	19.0	0.04
Total Adjustments		0.9	—	—	5.9	19.0	25.8	$0.05

Operating Earnings (Loss) (non-GAAP)		572.4	245.2	214.7	99.2	(146.1)	985.4	$1.85

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents a true-up of the reduction in regulatory assets for OVEC-related purchased power costs through August 2025 as a result of approved legislation in Ohio
(e)Represents an estimated loss contingency related to a previously disclosed SEC investigation

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2025	2024	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	8,842	8,959	(1.3)%
Commercial	7,355	6,910	6.4%
Industrial	8,552	8,562	(0.1)%
Miscellaneous	599	612	(2.1)%
Total Retail	25,348	25,043	1.2%

Wholesale Electric (in millions of kWh): (a)	4,217	3,559	18.5%

Total KWHs	29,565	28,602	3.4%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	8,256	8,206	0.6%
Commercial	12,610	9,671	30.4%
Industrial	7,009	6,725	4.2%
Miscellaneous	209	213	(1.9)%
Total Retail (b)	28,084	24,815	13.2%

Wholesale Electric (in millions of kWh): (a)	552	504	9.5%

Total KWHs	28,636	25,319	13.1%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2025
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2025
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		1,335.0	656.1	1,012.9	208.8	(214.8)	2,998.0	$5.61

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	11.5	—	—	(6.1)	—	5.4	0.01
Sale of AEP OnSite Partners	(d)	—	—	—	13.7	(4.3)	9.4	0.02
Impact of Ohio Legislation	(e)	—	19.2	—	—	—	19.2	0.04
FERC NOLC Order	(f)	(126.4)	0.2	(353.9)	—	—	(480.1)	(0.90)
Total Adjustments		(114.9)	19.4	(353.9)	7.6	(4.3)	(446.1)	$(0.83)

Operating Earnings (Loss) (non-GAAP)		1,220.1	675.5	659.0	216.4	(219.1)	2,551.9	$4.78

Financial Results for Year-to-Date 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		1,198.0	542.3	624.1	226.1	(287.5)	2,303.0	$4.35

Adjustments to GAAP Earnings	(b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	17.9	—	—	(70.1)	—	(52.2)	(0.09)
Remeasurement of Excess ADIT Regulatory Liability	(g)	(44.6)	—	—	—	—	(44.6)	(0.09)
Impact of NOLC on Retail Ratemaking	(h)	(259.6)	—	—	—	—	(259.6)	(0.50)
Disallowance - Dolet Hills Power Station	(i)	11.1	—	—	—	—	11.1	0.02
Provision for Refund - Turk Plant	(j)	126.4	—	—	—	—	126.4	0.24
Sale of AEP OnSite Partners	(k)	—	—	—	10.4	—	10.4	0.02
Severance Charges	(l)	57.7	27.2	8.2	0.4	0.1	93.6	0.18
Federal EPA Coal Combustion Residuals Rule	(m)	10.6	41.3	—	58.8	—	110.7	0.21
SEC Matter Loss Contingency	(n)	—	—	—	—	19.0	19.0	0.04
Total Adjustments		(80.5)	68.5	8.2	(0.5)	19.1	14.8	$0.03

Operating Earnings (Loss) (non-GAAP)		1,117.5	610.8	632.3	225.6	(268.4)	2,317.8	$4.38

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents an adjustment to the estimated loss on the sale of AEP OnSite Partners as a result of the contractual working capital true-up
(e)Represents the reduction in regulatory assets for OVEC-related purchased power costs as a result of approved legislation in Ohio in April 2025

(f)Represents the impact of the FERC NOLC Order for years 2021-2024
(g)Represents the impact of the remeasurement of Excess ADIT in Arkansas and Michigan as a result of the denial of SWEPCo’s request regarding the Turk Plant by the APSC and the approved treatment of stand-alone NOLCs by the MPSC
(h)Represents the impact of receiving IRS PLRs related to NOLCs in retail ratemaking on I&M, PSO and SWEPCo. Amount includes a reduction in Excess ADIT and activity related to prior periods
(i)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(j)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(k)Represents the loss on the sale of AEP OnSite Partners
(l)Represents employee severance charges
(m)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule
(n)Represents an estimated loss contingency related to a previously disclosed SEC investigation

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Nine Months Ended September 30,
ENERGY & DELIVERY SUMMARY	2025	2024	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	24,618	24,191	1.8%
Commercial	19,548	18,763	4.2%
Industrial	25,248	25,563	(1.2)%
Miscellaneous	1,701	1,718	(1.0)%
Total Retail	71,115	70,235	1.3%

Wholesale Electric (in millions of kWh): (a)	12,451	10,498	18.6%

Total KWHs	83,566	80,733	3.5%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	21,566	21,079	2.3%
Commercial	33,240	26,871	23.7%
Industrial	20,813	20,363	2.2%
Miscellaneous	553	573	(3.5)%
Total Retail (b)	76,172	68,886	10.6%

Wholesale Electric (in millions of kWh): (a)	1,683	1,347	24.9%

Total KWHs	77,855	70,233	10.9%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers